UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 20, 2006

DNB Financial Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	0-16667	23-2222567
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4 Brandywine Avenue, Downingtown, Pennsylvania		19335
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(610) 269-1040

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)
On December 20, 2006, the registrant (“DNB”) and its wholly owned subsidiary, DNB First, National Association (the “Bank”) (collectively, the "Company") entered into a change in control agreement with Albert J. Melfi, Jr., in connection with his appointment as the Company's Executive Vice President and Chief Lending Officer. Except for the factor by which Mr. Melfi’s base severance is calculated from total annual compensation, and the period for which DNB agrees to pay medical benefits for Mr. Melfi, his Change of Control Agreement is on substantially the same terms as the Change of Control Agreements for the other executive officers of DNB and the Bank.

The agreement obligates the Company to pay Mr. Melfi, upon a termination of his employment with the Company after a “change in control” (as defined in the agreement), either by the Company other than for “cause” (as defined in the agreement), or by him for “good reason” (as defined in the agreement), “Base Severance” in an amount equal to 1.5 times his “Total Annual Cash Compensation.” The agreement defines his “Total Annual Cash Compensation as the sum of two elements: (I) the aggregate amount of (i) salary, (ii) the Company’s cash contribution toward the cost of medical, life, disability and health insurance benefits, and (iii) employer contributions (whether or not matching) under the Company’s qualified defined contribution retirement plans, that was payable to or for the benefit of Mr. Melfi at any time during the most recent full fiscal year of the Company ended prior to the time Mr. Melfi becomes entitled to severance payments (the “Base Element”), plus (II) the aggregate cash bonuses that have been earned by Mr. Melfi for performance by Mr. Melfi during the most recent fiscal year of the Company ended prior to the time Mr. Melfi becomes entitled to severance payments, but any bonus shall only be included in the foregoing to the extent it has been finally approved and fixed as to amount at the time Mr. Melfi becomes entitled to severance payments (the “Bonus Element”). These payments are subject to withholding of applicable taxes. In addition, in such event, the agreement provides that the Company will pay for one (1) year’s medical insurance coverage on the same terms available to other employees from time to time.

The agreement defines a “change in control” as any one or more of the following: (1) a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "Exchange Act")(or any successor provision) as it may be amended from time to time; (2) any "persons" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act in effect on the date first written above), other than DNB or the Bank or any "person" who on the date hereof is a director of officer of DNB or the Bank, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of DNB or the Bank representing 25% or more of the combined voting power of Company's or Bank's then outstanding securities; (3) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of Directors of DNB or the Bank cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period; or (4) the signing of a letter of intent or a formal acquisition or merger agreement between DNB or the Bank, of the one part, and a third party which contemplates a transaction which would result in a "change of control" of the type described in clauses (1), (2) or (3) of this sentence, but only if the letter of intent or agreement, or the transaction contemplated thereby, has not been canceled or terminated at the time employment terminates. The agreement defines termination for “cause” as termination for personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, conviction of a felony, suspension or removal from office or prohibition from participation in the conduct of DNB's or Bank's affairs pursuant to a notice or other action by any Regulatory Agency, or willful violation of any law, rule or regulation or final cease-and-desist order which in the reasonable judgment of the Board of Directors of the Company will probably cause substantial economic damages to the Company, willful or intentional breach or neglect by Mr. Melfi of his duties, or material breach of any material provision of this Agreement. For purposes of this paragraph, no act, or failure to act on Mr. Melfi's part shall be considered "willful" unless done, or omitted to be done, by him without good faith and without reasonable belief that this action or omission was in the best interest of Company; provided that any act or omission to act by Mr. Melfi in reliance upon an approving opinion of counsel to the Company or counsel to Mr. Melfi shall not be deemed to be willful. The terms "incompetence" and "misconduct" shall be defined with reference to standards generally prevailing in the banking industry. In determining incompetence and misconduct, Company shall have the burden of proof with regard to the acts or omission of Mr. Melfi and the standards prevailing in the banking industry. Mr. Melfi shall be deemed to have "good reason" for terminating his employment under the Agreement if Mr. Melfi terminates such employment within two (2) years after the occurrence of any one or more of the following events without his express written consent, but only if the event occurs within two (2) years after a "change in control" (as defined in the agreement): (i) the assignment to Mr. Melfi of any duties inconsistent with Mr. Melfi's positions, duties, responsibilities, titles or offices with Bank or DNB as in effect immediately prior to a change in control of Bank or DNB, (ii) any removal of Mr. Melfi from, or any failure to re-elect Mr. Melfi to, any of such positions, except in connection with a termination or suspension of employment for cause, disability, death or retirement, (iii) a reduction by DNB or the Bank in Mr. Melfi's base annual salary, bonus and/or benefits as in effect immediately prior to a change in control or as the same may be increased from time to time thereafter, or the failure to grant periodic increases in Mr. Melfi's base annual salary on a basis at least substantially comparable to the lowest periodic increase granted to other officers of the Company having the title of senior vice president or above, or (iv) any purported termination of Mr. Melfi's employment with Bank or DNB when "cause" (as defined in this Agreement) for such termination does not exist, or (v) a relocation of Mr. Melfi’s workplace outside of Chester County.

(b)
On December 20, 2006, the Company’s Board of Directors approved an amendment and restatement to the existing Change of Control Agreement between the Company and William S. Latoff, the Chairman and Chief Executive Officer of DNB and the Bank. The amended and restated agreement amends his existing Change of Control Agreement in the following significant respects:

(1) The base upon which Mr. Latoff’s severance is calculated has been changed from his most recent annual salary as of the time of termination to the sum of two elements: (I) the aggregate amount of (i) salary, (ii) the Company’s cash contribution toward the cost of medical, life, disability and health insurance benefits, and (iii) employer contributions (whether or not matching) under the Company’s qualified defined contribution retirement plans, that was payable to or for the benefit of Mr. Latoff at any time during the most recent full fiscal year of the Company ended prior to the time Mr. Latoff becomes entitled to severance payments (the “Base Element”), plus (II) the average of the aggregate annual cash bonuses that have been earned by Mr. Latoff for performance by Mr. Latoff during each of the three (3) most recent fiscal years of the Company ended prior to the time Mr. Latoff becomes entitled to severance payments, but any bonus shall only be included in the foregoing average to the extent it has been finally approved and fixed as to amount at the time Mr. Latoff becomes entitled to severance payments (the “Bonus Element”).

(2) If, as a result of payments provided for under the agreement, together with all other payments in the nature of compensation provided to or for the benefit of Mr. Latoff under any other plans or agreements in connection with a Change in Control, Mr. Latoff becomes subject to excise taxes under Section 4999 of the Code, then, in addition to any other benefits provided under or pursuant to the Agreement or otherwise, the Company will be obligated to pay to Mr. Latoff at the time any such payments are made under or pursuant to this or other plans or agreements, an amount equal to the amount of such excise taxes (this is referred to in the Agreement as the “Parachute Tax Reimbursement”). In addition, the Company shall “gross up” any Parachute Tax Reimbursement by paying to Mr. Latoff at the same time an additional amount equal to the aggregate amount of any additional taxes (whether income taxes, excise taxes, special taxes, employment taxes or otherwise, and whether Federal, state or local) that are or will be payable by Mr. Latoff as a result of the Parachute Tax Reimbursement being paid or payable to Mr. Latoff and as a result of such additional amounts paid or payable to Mr. Latoff for the Parachute Tax Reimbursement or its gross-up, such that after payment of such additional taxes Mr. Latoff shall have been paid on a net, after-tax basis an amount equal to the Parachute Tax Reimbursement. The amount of the gross-up described in the immediately preceding sentence shall be computed on the assumption that Mr. Latoff shall be subject to each applicable tax at the highest marginal rate of such tax. The amount of any Parachute Tax Reimbursement and any gross-up is to be determined by a registered public accounting firm selected by the Compensation Committee of the Board of Directors of the Company, whose determination, absent manifest error, shall be treated as conclusive and binding absent a binding determination by a governmental authority that a greater or lesser amount of taxes is payable by Mr. Latoff. If the Parachute Tax Reimbursement and a gross-up are provided for Mr. Latoff pursuant to one or more other plans or agreements in addition to this Agreement, they shall be provided only once.

(3) Events which, under the agreement, would be a basis for Mr. Latoff to resign with “good reason” after a “change in control” and hence be eligible for severance under the agreement have been modified to include the following in addition to the others specified in the agreement: (a) a reduction by DNB or the Bank in Mr. Latoff’s base annual salary, bonus and/or benefits as in effect immediately prior to a change in control or as the same may be increased from time to time thereafter, or the failure to grant periodic increases in Mr. Latoff’s base annual salary on a basis at least substantially comparable to the lowest periodic increase granted to other officers of DNB having the title of executive vice president or above, and (b) a relocation of Executive’s workplace outside of Chester County.

(c)
On December 20, 2006, the Company’s Board of Directors approved an amendment and restatement to the existing Change of Control Agreement between the Company and William J. Hieb, the President and Chief Operating Officer of DNB and the Bank. The amended and restated agreement amends his existing Change of Control Agreement in the following significant respects:

(1) The base upon which Mr. Hieb’s severance is calculated has been changed from his most recent annual salary as of the time of termination to the sum of two elements: (I) the aggregate amount of (i) salary, (ii) the Company’s cash contribution toward the cost of medical, life, disability and health insurance benefits, and (iii) employer contributions (whether or not matching) under the Company’s qualified defined contribution retirement plans, that was payable to or for the benefit of Mr. Hieb at any time during the most recent full fiscal year of the Company ended prior to the time Mr. Hieb becomes entitled to severance payments (the “Base Element”), plus (II) the aggregate cash bonuses that have been earned by the executive for performance by the executive during the most recent fiscal year of the Company ended prior to the time the executive becomes entitled to severance payments, but any bonus shall only be included in the foregoing to the extent it has been finally approved and fixed as to amount at the time the executive becomes entitled to severance payments (the “Bonus Element”).

(2) Events which, under the agreement, would be a basis for Mr. Hieb to resign with “good reason” after a “change in control” and hence be eligible for severance under the agreement have been modified to include the following in addition to the others specified in the agreement: (a) a reduction by DNB or the Bank in Mr. Hieb’s base annual salary, bonus and/or benefits as in effect immediately prior to a change in control or as the same may be increased from time to time thereafter, or the failure to grant periodic increases in Mr. Hieb’s base annual salary on a basis at least substantially comparable to the lowest periodic increase granted to other officers of DNB having the title of executive vice president or above, and (b) a relocation of Executive’s workplace outside of Chester County.

(d)
On December 20, 2006, the Company’s Board of Directors approved amendments and restatements to the existing Change of Control Agreements between the Company and the following respective executive officers of DNB and the Bank: Bruce E. Moroney, the Company’s Executive Vice President and Chief Financial Officer; Ronald K. Dankanich, the Company’s Executive Vice President of Operations; Richard J. Hartmann, the Company’s Executive Vice President of Retail Banking; and C. Tomlinson Kline III, the Company’s Senior Vice President and Chief Credit Officer. The amended and restated agreement amends his existing Change of Control Agreement in the following significant respects:

(1) The base upon which the executive’s severance is calculated has been changed from his most recent annual salary as of the time of termination to the sum of two elements: (I) the aggregate amount of (i) salary, (ii) the Company’s cash contribution toward the cost of medical, life, disability and health insurance benefits, and (iii) employer contributions (whether or not matching) under the Company’s qualified defined contribution retirement plans, that was payable to or for the benefit of the executive at any time during the most recent full fiscal year of the Company ended prior to the time the executive becomes entitled to severance payments (the “Base Element”), plus (II) the average of the aggregate annual cash bonuses that have been earned by the executive for performance by the executive during each of the two (2) most recent fiscal years of the Company ended prior to the time the executive becomes entitled to severance payments, but any bonus shall only be included in the foregoing average to the extent it has been finally approved and fixed as to amount at the time the executive becomes entitled to severance payments (the “Bonus Element”).

(2) Events which, under the agreement, would be a basis for the executive to resign with “good reason” after a “change in control” and hence be eligible for severance under the agreement have been modified to include the following in addition to the others specified in the agreement: (a) a reduction by DNB or the Bank in the executive’s base annual salary, bonus and/or benefits as in effect immediately prior to a change in control or as the same may be increased from time to time thereafter, or the failure to grant periodic increases in the executive’s base annual salary on a basis at least substantially comparable to the lowest periodic increase granted to other officers of DNB having the title of executive vice president or above, and (b) a relocation of Executive’s workplace outside of Chester County.

(e)
On December 20, 2006, the registrant’s wholly owned subsidiary, DNB First, National Association (the “Bank”) entered into a Marketing Services Agreement (the “Agreement”) with TSG, Inc., a Pennsylvania business corporation (the “Service Provider”) for which Eli Silberman, a Director of Registrant, is the President and owner. The Agreement is for a twelve (12) month term ending December 31, 2007. The Agreement obligates the Bank to pay the Service Provider compensation of $30,000.00 for the following services: (a) Assist DNB with niche marketing, and the development of DNB’s Advisory Board Strategy; and (b) Assist DNB Management with creative supervision and copywriting as needed for all advertising and communications including, but not limited to, the Annual Report. The Agreement requires the Services Provider to produce the deliverables, and be consistent with, documented discussions between DNB and the Service Provider, and the services are to be subject to such performance measures for each stage of performance as the parties shall identify prior to commencement of each stage of services. This Agreement expires on December 31, 2007, however it is terminable by either party upon sixty (60) days written notice.

(f)
On December 20, 2006 the Board of Directors of the Company approved an increase in annual base salary for William S. Latoff, the Company's Chairman and CEO, to $295,000, and an increase in the annual base salary for William J. Hieb, the Company’s President and COO, to $210,000, respectively. Each salary increase will become effective January 1, 2007.

(g)
On December 20, 2006, the Board of Directors of DNB Financial Corporation approved a Supplemental Executive Retirement Plan (also known as a SERP) for its Chairman and Chief Executive Officer, William S. Latoff. The purpose of the SERP is to provide Mr. Latoff a pension supplement beginning at age 70 for 10 years in approximately equal amounts each year and to compensate him for the loss of retirement plan funding opportunities from his other business interests because of his commitments to DNB as Chairman and CEO. Mr. Latoff was age 55 when DNB hired him as Chairman and CEO. Pursuant to the SERP, DNB proposes to make annual contributions of $70,000 prior to December 31 each year, commencing in 2006, until 2018, the year in which Mr. Latoff turns age 70, for a total of 13 installments. These contributions will be funded under a Trust Agreement (also known as a rabbi trust) between DNB Financial Corporation, as grantor, and its wholly owned subsidiary DNB First, National Association, as trustee, which was also approved by the Board of Directors of DNB Financial Corporation on December 20, 2006. The SERP provides that the adoption of the plan shall not constitute an employment contract between DNB and Mr. Latoff.

Pursuant to the SERP, DNB will direct the trustee to invest the assets of the trust in accordance with written investment directions provided from time to time by Mr. Latoff, or, after his death, the compensation committee of DNB’s Board of Directors. Mr. Latoff or his beneficiary will be entitled to select from a variety of investment to be designated by DNB. The SERP provides that neither DNB, the compensation committee, the trustee, nor their respective employees and agents shall be liable for any losses attributable to the investment selections or changes to them, or a reasonable delay in implementing the selections or changes, or for investment selections made by the compensation committee following his death. The SERP account will be credited monthly with earnings or losses on the balance of the SERP account since the preceding month in accordance with the performance of the investments selected.

At any point in time, Mr. Latoff’s accrued benefit under the SERP will be his vested interest in the balance of the SERP account. Initially, Mr. Latoff’s accrued benefit is equal to 40% of the SERP account balance. Provided that he remains employed continuously by DNB or the Bank through the following dates, he will become 60% vested in the SERP account on December 15, 2007, 80% vested on December 15, 2008 and 100% vested on December 15, 2009. However, the SERP provides that he will become 100% vested in the SERP account if his employment with DNB or the Bank is terminated for reasons other than “Cause” (as defined in the SERP), or if he terminates his employment for “Good Reason” (as defined in the SERP) following a “Change in Control” (as defined in the SERP). He will also become 100% vested in the SERP account if he terminates his employment for Good Reason following the signing of a letter of intent or a formal acquisition or merger agreement between DNB or the Bank, of the one part, and a third party which contemplates a transaction that would result in a Change in Control, but only if the letter of intent or agreement, or the transaction it contemplates, has not been canceled or terminated at the time of his termination for Good Reason. If Mr. Latoff’s employment is terminated for Cause before payments begin, he will forfeit his entire benefit and no payments will be made to him or his beneficiary. If his employment is terminated for Cause after payments begin, no further payments will be made to him or his beneficiary.

The SERP defines “Cause” as personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, conviction of a felony, suspension or removal from office or prohibition from participation in the conduct of DNB’s or Bank’s affairs pursuant to a notice or other action by any regulatory agency having jurisdiction over DNB or the Bank, or willful violation of any law, rule or regulation or final cease-and-desist order which in the reasonable judgment of the Board of Directors will probably cause substantial economic damages to DNB, willful or intentional breach or neglect by Mr. Latoff of his duties, or material breach of any material provision of any agreement between DNB or the Bank and Mr. Latoff pertaining to his employment. For purposes of this definition of “Cause,” no act, or failure to act on Mr. Latoff’s part shall be considered “willful” unless done, or omitted to be done, by him without good faith and without reasonable belief that this action or omission was in the best interest of Company; provided that any act or omission to act by Mr. Latoff in reliance upon an approving opinion of counsel to DNB or counsel to Mr. Latoff shall not be deemed to be willful. The terms “incompetence” and “misconduct” shall be defined with reference to standards generally prevailing in the banking industry. In determining incompetence and misconduct, Company shall have the burden of proof with regard to the acts or omission of Mr. Latoff and the standards prevailing in the banking industry.

The SERP defines “Good Reason” as (a) the assignment to Mr. Latoff of any duties inconsistent with Mr. Latoff’s positions, duties, responsibilities, titles or offices with DNB or the Bank as in effect immediately prior to a Change in Control, (b) any removal of Mr. Latoff from, or any failure to re-elect Mr. Latoff to, any of such positions, except in connection with a termination or suspension of employment for Cause, disability, death or retirement, (c) a reduction by DNB or the Bank in Mr. Latoff’s base annual salary, bonus and/or benefits as in effect immediately prior to a Change in Control or as the same may be increased from time to time thereafter, or the failure to grant periodic increases in Mr. Latoff’s base annual salary on a basis at least substantially comparable to the lowest periodic increase granted to other officers of DNB having the title of executive vice president or above, (iv) any purported termination of Mr. Latoff’s employment with DNB or the Bank when Cause does not exist, or (v) a relocation of Mr. Latoff’s workplace outside of Chester County.

The SERP defines “Change in Control” as any one or more of the following three events with respect to DNB or the Bank:

(1) a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”) (or any successor provision) as it may be amended from time to time.

(2) any “persons” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act in effect on the date first written above), other than DNB or the Bank or any “person” who on the date hereof is a director of officer of DNB or the Bank, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of DNB or the Bank representing 25% or more of the combined voting power of Company’s or Bank’s then outstanding securities.

(3) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of Directors of DNB or the Bank cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period.

The SERP provides that, commencing on January 1, 2019, or as soon as practicable after that date, Mr. Latoff’s accrued benefit under the SERP will be paid to him in ten annual installments. The payments are to be made on those dates whether or not he is still employed by DNB or the Bank as of January 1, 2019. However, no later than January 1, 2018, he may elect in writing to defer receipt of the installment payments and instead receive the benefit in a lump sum or in two to ten annual installments, commencing as of a date he specifies, provided that no deferred payment can be made earlier than January 1, 2024. If Mr. Latoff dies before January 1, 2019, his beneficiary may elect to receive the benefit beginning on January 1, 2019, or as soon as practicable after that date, in either a single lump sum, or in annual installments over a period of up to ten years, or in a commercial annuity, but if a valid election is not made by the beneficiary, the payment will be in a single lump sum. All payments will be subject to all applicable Federal, state and local tax withholding requirements, and other charges and assessments imposed by law.

Payments under the SERP are to be grossed up to compensate Mr. Latoff for any “parachute payment” excise taxes under Section 4999 of the Internal Revenue Code to which he would otherwise be subjected if the payments under the SERP, together with any other payments to him or for his benefit would subject him to those taxes. In addition, DNB will further compensate him for any additional taxes (whether income taxes, excise taxes, special taxes, employment taxes or otherwise, and whether Federal, state or local) that he will have to pay as a result of this gross up reimbursement or taxes on it. The amount of the gross-up for additional taxes on the parachute payment gross up reimbursement is to be computed on the assumption that he will be subject to each tax at the highest marginal rate. The SERP provides, however, that if another plan or agreement also provides for a reimbursement of these costs or taxes, only one reimbursement will be given to him. The excise tax and the gross-ups shall be computed by a registered public accounting firm selected by the compensation committee.

DNB may amend the SERP at any time to the extent necessary to comply with any requirement or limitation set forth in Section 409A of the Internal Revenue Code or its regulations, but otherwise DNB may amend it only with the express, written consent of Mr. Latoff or his beneficiary.

While the trust agreement directs the trustee to cause any DNB stock held in the trust to be voted as Mr. Latoff directs, the SERP provides that neither Mr. Latoff nor his beneficiary shall have any right, title, or interest in or to any investments which DNB may make to aid it in meeting its obligations under the SERP, all of which will continue to be unrestricted corporate assets. Further, except as may otherwise be required by law, no amount payable at any time under the SERP is to be subject in any manner to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge, encumbrance or garnishment by creditors of Mr. Latoff or his beneficiary nor be subject in any manner to the debts or liabilities of any person, and it provides that any attempt to do so alienate or subject any such amount, whether presently or thereafter payable, shall be void. The trust agreement obligates the trustee to cease payment of benefits if DNB becomes insolvent, and it further provides that the assets of the trust will be subject to claims of general creditors of DNB as more fully provided in the trust agreement.

Except as the trust agreement otherwise provides, DNB will have no right or power to direct the trustee to return any trust assets to DNB or to divert them to others before all payment of benefits has been made. However, DNB may direct the trustee to transfer to DNB trust assets in an amount necessary to avoid triggering taxable income to Mr. Latoff or a beneficiary if either of them would be required to recognize income tax on any funds if they remain in the trust.

All expenses of the trust, and any taxes that may be levied against the trust, will be paid by DNB, other than taxes required to be withheld from payments of trust assets to Mr. Latoff or his beneficiary. In the event that any trust assets are used to pay expenses or taxes of the trust, DNB is obligated to reimburse the trust.

Complete copies of the SERP and rabbi trust agreement are filed herewith as Exhibits 99.1 and 99.2 respectively and are incorporated herein as if set forth in full.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are furnished or filed herewith:

99.1	DNB Financial Corporation Supplemental Executive Retirement Plan for William S. Latoff dated as of December 20, 2006.
99.2	Trust Agreement, effective as of December 20, 2006, is made by and between DNB Financial Corporation ("Company") and DNB First, National Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DNB FINANCIAL CORPORATION

December 22, 2006	By:	/s/ Bruce E. Moroney
Name: Bruce E, Moroney
Title: Chief financial Officer and Executive VP

EXHIBIT INDEX

99.1	DNB Financial Corporation Supplemental Executive Retirement Plan for William S. Latoff dated as of December 20, 2006.
99.2	Trust Agreement, effective as of December 20, 2006, is made by and between DNB Financial Corporation ("Company") and DNB First, National Association.